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                                                                 Exhibit 11(b)


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 28 to Registration Statement No. 2-82976 of Prudential Government Fund, Inc. of our report dated April 11, 1997 appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus which is also included in such Registration Statement.


Deloitte & Touche LLP
New York, New York
April 24, 1998